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                                                     EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-61635 of ENSERCH Corporation on Form S-3 of our report dated February 10, 1995, appearing in the Annual Report on Form 10-K of ENSERCH Corporation for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                   /s/ Deloitte & Touche LLP

                                   DELOITTE & TOUCHE LLP

October 18, 1995
Dallas, Texas